CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of TCBY Enterprises, Inc. of our report dated January 9, 1995, included in the 1994 Annual Report to Shareholders of TCBY Enterprises, Inc.

Our audits also included the financial statement schedule of TCBY Enterprises, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-37484) pertaining to the 1989 Stock Option Plan of TCBY Enterprises, Inc. of our report dated January 9, 1995, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of TCBY Enterprises, Inc.



                              /s/ Ernst & Young LLP
                                  _____________________
                                  Ernst & Young LLP


Little Rock, Arkansas
February 22, 1995